EXHIBIT 23.1


                         Consent of Independent Auditors


Board of Directors
German American Bancorp
Jasper, Indiana


We consent to the incorporation by reference in the Registration Statement Form S-3 of German American Bancorp, relating to the Dividend Reinvestment and Stock Purchase Plan and which is included by reference as an Exhibit in the December 31, 1997 Form 10-K, of our Independent Auditor's Report, dated February 5, 1998, on the consolidated financial statements of German American Bancorp as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.



                                              Crowe, Chizek and Company LLP

March 31, 1998
Indianapolis, Indiana